Exhibit 10.1

EXECUTION VERSION

Superior Industries International, Inc.

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is made as of May 22, 2017 (the “Effective Date”), between Superior Industries International, Inc., a Delaware corporation (the “Company”), and TPG Growth III Sidewall, L.P. (the “Investor”).

WHEREAS, the Investor and the Company have entered into that certain Investment Agreement, dated as of March 22, 2017 (the “Investment Agreement”), pursuant to which Investor has agreed to purchase, subject to the satisfaction and/or waiver of the conditions set forth therein, up to an aggregate of 140,202 shares of Series A Perpetual Convertible Preferred Stock and up to 9,798 shares of Series B Perpetual Convertible Preferred Stock, each par value $0.01 per share, of the Company (collectively, the “Preferred Stock”); and

WHEREAS, it is a condition precedent to Investor’s obligation to purchase such Preferred Stock that the Company enter into this Agreement with the Investor to provide for certain rights and obligations of the Parties following the closing of the transactions contemplated by the Investment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1. Board of Directors.

(a) Subject to the terms and conditions of this Agreement, from and after the Effective Date and for so long as the Investor Amount is at least 50%:

(i) the Investor shall have the right, but not the obligation, to designate one person to be appointed or nominated, as the case may be, for election to the Board (including any successor, each, a “Nominee”) by giving written notice to the Company on or before the time such information is reasonably requested by the Board or the Nominating and Corporate Governance Committee for inclusion in a proxy statement for a meeting of stockholders provided to the Investor, together with all information about the Nominee as shall reasonably requested by the Board or the Nominating and Corporate Governance Committee in order to make the determination referred to in Section 1(a)(iv); provided, however, the initial Nominee shall be appointed as set forth in Section 1(a)(ii).

(ii) The Company and the Board shall take all necessary and desirable actions such that, as of the Effective Date, Ransom Langford shall be appointed as a Director.

(iii) The Company will, as promptly as practicable, use its best efforts to take all necessary and desirable actions (including, without limitation, calling special meetings of the Board and the stockholders and recommending, supporting and soliciting proxies) so that an Investor Director serves on the Board at all times, subject to the Investor having designated a Nominee and providing the information set forth in Section 1(a)(i).

(iv) The Company shall, to the fullest extent permitted by applicable law, use its best efforts to promptly take all actions necessary to ensure that: (i) the Nominee is included in the Board’s slate of nominees to the stockholders of the Company for each election of Directors; and (ii) the Nominee is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board. Notwithstanding anything to the contrary herein, the Investor shall not be entitled to designate any Nominee pursuant to Section 1.1(a)(i) to the Board if the Board or the Nominating and Corporate Governance Committee reasonably determines that (i) the election of such Nominee to the Board would cause the Company to not be in compliance with applicable law (but, if the compliance relates to the lack of independence of the proposed Nominee, only, after first increasing the size of the Board and appointing any necessary independent Directors to fill such newly created vacancies) or (ii) such Nominee has been involved in any of the events enumerated in Item 2(d) or (e) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Securities Act (to the extent material to his or her ability or integrity to serve as a Director) or is subject to any order, decree or judgment of any Governmental Entity prohibiting service as a director of any public company. In any such case described in clauses (i) or (ii) of the immediately preceding sentence, upon receipt of written notice from the Company stating the reason for such determination, which notice shall not be given more than three (3) days after receipt by the Company of notice of the designation of the Nominee and receipt of the information regarding such Nominee referenced in Section 1(a)(i), the Investor shall withdraw the designation of such proposed Nominee and be permitted to designate a replacement therefor (which replacement Nominee will also be subject to the requirements of this Section 1(a)(iv). Subject to applicable NYSE listing standards (or other applicable requirements of any relevant stock exchange on which the Company’s equity securities are listed) or applicable law, in no event shall any Nominee’s actual or potential lack of independence resulting from its relationship with the Investor and the Investor’s Affiliates be considered to disqualify such Nominee from being a member of the Board pursuant to this Section 1(a). If requested by the Nominating and Corporate Governance Committee, the Investor shall consult with the Nominating and Corporate Governance Committee regarding its potential Nominee prior to designating any Nominee pursuant to Section 1(a)(i) and shall provide to the Nominating and Corporate Governance Committee such information about the Nominee as shall be reasonably requested by the Nominating and Governance Committee, including information of the type that the Nominating and Corporate Governance Committee requests from the other directors of the Company.

(v) If a vacancy occurs because of the death, disability, disqualification, resignation, or removal of an Investor Director or for any other reason, the Investor shall be entitled to designate such person’s successor, and the Company will, as promptly as practicable following such designation, use its best efforts to take all necessary and desirable actions, to the fullest extent permitted by law, within its control such that such vacancy shall be filled with such successor Nominee.

(vi) If a Nominee is not elected because of such Nominee’s death, disability, disqualification, withdrawal as a nominee or for any other reason, the Investor shall be entitled to designate promptly another Nominee and the Company will take all necessary and desirable actions within its control such that the director position for which such Nominee was nominated shall not be filled pending such designation or the size of the Board shall be increased by one and such vacancy shall be filled with such successor Nominee as promptly as practicable following such designation.

(vii) As promptly as reasonably practicable following the request of any Investor Director, the Company shall enter into an indemnification agreement with such Investor Director, in the form entered into with the other members of the Board. The Company shall pay the reasonable, documented out-of-pocket expenses incurred by the Investor Director in connection with his or her services provided to or on behalf of the Company, including attending meetings or events attended explicitly on behalf of the Company at the Company’s request; provided that such payments shall be consistent with the Company’s policy for paying such expenses of other directors of the Company.

(viii) The Company shall (i) purchase directors’ and officers’ liability insurance in an amount determined by the Board to be reasonable and customary and (ii) for so long as an Investor Director serves as a Director of the Company, maintain such coverage with respect to such Director; provided that upon removal or resignation of such Director for any reason, the Company shall take all actions reasonably necessary to extend such directors’ and officers’ liability insurance coverage for a period of not less than six (6) years from any such event in respect of any act or omission occurring at or prior to such event.

(ix) For so long as any Investor Director serves as a Director of the Company, the Company shall not amend, alter or repeal any right to indemnification or exculpation covering or benefiting any Director nominated pursuant to this Agreement as and to the extent consistent with applicable law, including but not limited to Article Six of the Certificate of Incorporation of the Company and Article X of the Bylaws (whether such right is contained in the Certificate of Incorporation, Bylaws or another document) (except to the extent such amendment or alteration permits the Company to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto).

(x) The Investor Director shall recuse himself or herself from any decisions of the Board in accordance with applicable law.

(xi) Upon the Investor Amount being less than 50%, the Investor shall cause any Investor Director to tender his or her resignation from the Board.

(b) Subject to the terms and conditions of this Agreement, from and after the Effective Date and for so long as the Investor Amount is at least 10%, but less than 50%, the Investor may designate one Board observer (a “Board Observer”) to attend and participate in all meetings of the Board in a non-voting capacity. In connection therewith, the Company shall simultaneously give such Board Observer copies of all notices, consents, minutes and other materials, financial or otherwise, which the Company provides to the Board, provided, however, that if the Board Observer does not, upon the request of the Company, before attending any meetings of the Board, execute and deliver to the Company an agreement to abide by all Company policies applicable to members of the Board and a confidentiality agreement reasonably acceptable to the Company, the Board Observer may be excluded from access to any material or meeting or portion thereof if the Board determines in good faith that such exclusion is reasonably necessary to protect highly confidential proprietary information of the Company or confidential proprietary information of third parties that the Company is required to hold in confidence, or for other similar reasons. The Investor may recall the Board Observer and designate a replacement Board Observer at any time.

Section 2. Information and Access. Following the Effective Date until the Investor Amount is no longer at least 10%, the Company agrees to provide the Investor with all information that would be provided to the Investor Director if the Investor had a right to an Investor Director pursuant to Section 1 hereof, including the following:

(a) within 90 days after the end of each fiscal year of the Company, (i) an audited, consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and (ii) audited, consolidated statements of income, comprehensive income, cash flows and changes in shareholders’ equity of the Company and its subsidiaries for such fiscal year; provided that this requirement shall be deemed to have been satisfied if on or prior to such date the Company files its annual report on Form 10-K for the applicable fiscal year with the SEC;

(b) within 45 days after the end of each of the first three quarters of each fiscal year of the Company, (i) an unaudited, consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal quarter and (ii) consolidated statements of income, comprehensive income and cash flows of the Company and its subsidiaries for such fiscal quarter; provided that this requirement shall be deemed to have been satisfied if on or prior to such date the Company files its quarterly report on Form 10-Q for the applicable fiscal quarter with the SEC; and

(c) access, to the extent requested by the Investor, to the offices and the properties of the Company and its subsidiaries, including its and their books and records, all upon reasonable notice and at such times and as often as the Investor may reasonably request; provided that any access pursuant to this Section 2(c) shall be conducted in a manner as not to interfere unreasonably with the conduct of the business of the Company and its subsidiaries;

provided that, the Company shall not be obligated to provide such access or materials to the Investor to the extent the Company determines, in its reasonable judgment, that doing so would (A) materially violate any applicable law, judgment or contract or obligation of confidentiality owing to a third party, (B) jeopardize the protection of an attorney-client privilege, attorney work product protection or other similar legal privilege, (C) be materially adverse to the interests of the Company or any of its subsidiaries in any pending or threatened demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity or any arbitration or mediation tribunal, or (D) expose the Company to risk of liability for disclosure of personal information; provided that, in each case, the Company shall use commercially reasonable efforts to provide the maximum access such that clauses (A) through (D) do not apply. Notwithstanding anything to the contrary in this Section 2, the Investor shall have the right to waive its right to receive information and/or access under this Section 2 for such period of time as the Investor may specify and, upon receipt of written notice of such waiver, the Company agrees to no longer provide the Investor with information and/or access for the duration of the period so specified.

Section 3. Registration Rights.

(a) Shelf Registration.

(i) Filing. The Company shall file prior to the one year anniversary of the Effective Date, a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”) or, if the Company is ineligible to use a Form S-3 Shelf, a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf,” and together with the Form S-3 Shelf (and any Subsequent Shelf Registration), the “Shelf”) covering the resale of the Registrable Securities on a delayed or continuous basis. The Company shall use reasonable best efforts to cause the Shelf to become effective by the one year anniversary of the Effective Date. The Shelf shall provide for the resale of Registrable Securities from time to time, and pursuant to any method or combination of methods legally available to, and requested by, the Investor. The Company shall maintain the Shelf in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf effective and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form S-1 Shelf, the Company shall use its reasonable best efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Form S-3 Shelf as soon as practicable after the Company is eligible to use Form S-3.

(ii) Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale from time to time by the Investor thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such

Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an Automatic Shelf Registration Statement if the Company is a Well-Known Seasoned Issuer) and (ii) keep such Subsequent Shelf Registration continuously effective and usable until there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Investor in accordance with any reasonable method of distribution elected by the Investor.

(iii) Requests for Underwritten Shelf Takedowns. At any time and from time to time after the Shelf has been declared effective by the SEC, the Investor may request to sell all or any portion of its Registrable Securities in an underwritten offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include either (x) securities with a total offering price (including piggyback shares and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $50 million or (y) all remaining Registrable Securities. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company (the “Demand Shelf Takedown Notice”). Each Demand Shelf Takedown Notice shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. The Investor shall have the right to select the investment banker(s) and manager(s) to administer the offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the Company’s prior approval which shall not be unreasonably withheld, conditioned or delayed.

(b) Demand Registration.

(i) Requests for Registration. At any time after the Effective Date, the Investor may request (i) registration under the Securities Act of all or any portion of the Registrable Securities on Form S-3 or any similar short-form registration (a “Short-Form Registration”), if available, and (ii) registration under the Securities Act of all or any portion of the Registrable Securities held by such Requesting Holder on Form S-1 or similar long-form registration (a “Long-Form Registration”) if Short-Form Registration is not available (any registration under this Section 3(b), a “Demand Registration”); provided, that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include either (x) securities with a total offering price (including piggyback shares and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $50 million or (y) all remaining Registrable Securities. The Investor may request that any offering conducted under a Long-Form Registration or a Short-Form Registration be underwritten. All requests for Demand Registrations shall be made by giving written notice to the Company (the “Demand Registration Notice”). Each Demand Registration Notice shall specify (i) whether such Demand Registration shall be an underwritten offering, (ii) the approximate number of

Registrable Securities proposed to be sold in the Demand Registration and (iii) the expected price range (net of underwriting discounts and commissions) of such Demand Registration. The Investor shall have the right to select the investment banker(s) and manager(s) to administer the offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the approval of the Company, which shall not be unreasonably withheld, conditioned or delayed.

(ii) Demand Registration Effectiveness. A registration shall not count as one of the permitted Demand Registrations until both (i) it has become effective (unless such Demand Registration has not become effective due solely to the fault of the Investor) and (ii) the Investor is able to register and sell pursuant to such registration at least 80% of the Registrable Securities requested to be included in such registration either at the time of the registration or within 90 days thereafter; provided that a Demand Registration which is withdrawn at the sole request of the Investor will count as a Demand Registration unless the Company is reimbursed by the Investor for all reasonable, documented out-of-pocket expenses incurred by the Company in connection with such registration, including reasonable attorney and accounting fees.

(iii) Short-Form Registrations. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use an applicable short form. The Company shall use its reasonable best efforts to make Short-Form Registrations on Form S-3 (or any successor form) available for the sale of Registrable Securities.

(iv) Restrictions on Demand Registrations. The Investor shall be entitled to request up to three Demand Registrations. In addition, the Company shall not be obligated to effect more than two Demand Registrations in any twelve-month period.

(c) Piggyback Takedowns. Whenever the Company proposes to register any of its securities, including a registration pursuant to any registration rights agreement between Company and holders of its securities (a “Piggyback Registration”), or proposes to offer any of its securities pursuant to a registration statement in an underwritten offering under the Securities Act (together with a Piggyback Registration, a “Piggyback Takedown”), the Company shall give prompt written notice to the Investor of its intention to effect such Piggyback Takedown. In the case of a Piggyback Takedown that is an underwritten offering under a shelf registration statement, such notice shall be given not less than ten Business Days prior to the expected date of commencement of marketing efforts for such Piggyback Takedown. In the case of a Piggyback Takedown that is an underwritten offering under a registration statement that is not a shelf registration statement, such notice shall be given not less than ten Business Days prior to the expected date of filing of such registration statement. The Company shall, subject to the provisions of Section 3(d) below, include in such Piggyback Takedown, as applicable, all Registrable Securities requested to be included by the Investor within five Business Days after sending the Company’s notice. Notwithstanding anything to the contrary contained herein: (i) the Company may determine not to proceed with any Piggyback Takedown upon written notice to the Investor; provided, however, that nothing in this clause (i) shall impair the right of the Investor to request that such registration be effected pursuant to Section 3(a) or 3(b); and (ii) the Investor may withdraw its request for inclusion by giving written notice to the Company of its intention to withdraw that registration; provided, however, that the withdrawal shall be irrevocable and after making the withdrawal, the Investor shall no longer have any right to include its Registrable Securities in that Piggyback Takedown. If any Piggyback Takedown is an underwritten offering, the Company will have the sole right to select the investment banker(s) and manager(s), acceptable to the Investor, for the offering.

(d) Priority.

(i) Priority on Primary Offerings and Offerings Initiated by Holders of Other Registration Rights. If the Company determines, and if ratified in writing, after consultation with the managing underwriter in any underwritten Piggyback Takedown that was not initiated by the Investor pursuant to this Agreement, that less than all of the Registrable Securities requested to be included in such underwritten offering can be sold in an orderly manner within a price range acceptable to the Company or the holders of the Company’s securities demanding such Piggyback Takedown pursuant to registration rights granted to other holders of the Company’s securities, as applicable, then the Company shall include in such underwritten Piggyback Registration the number which can be so sold in the following order of priority:

(A) first, the securities the Company and/or the holders of the Company’s securities demanding such Piggyback Takedown pursuant to registration rights granted to such holders propose to sell;

(B) second, the Registrable Securities requested to be included in such Piggyback Registration by the Investor; and

(C) third, other securities requested to be included in such underwritten Piggyback Takedown.

(ii) Priority on Offerings Initiated by the Investor. In any underwritten offering initiated by the Investor pursuant to this Agreement if the Investor determines, after consultation with the Company and the managing underwriter in such offering, that less than all of the securities of the Company requested to be included in such underwritten offering, other than Registrable Securities, can be sold in an orderly manner within a price range acceptable to the Investor, then the Company shall include in such underwritten offering the number which can be so sold in the following order of priority:

(A) first, the Registrable Securities requested to be included in accordance with this Agreement by the Investor;

(B) second, the securities the Company and the holders entitled to participate in such Piggyback Takedown pursuant to registration rights granted to other holders of the Company’s securities, pro rata on the basis of the number of shares of Common Stock owned by such holders; and

(C) third, other securities requested to be included in such underwritten offering.

(e) Company Undertakings. Whenever Registrable Securities are registered or sold pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities as soon as reasonably practicable in accordance with the intended method of disposition thereof and pursuant thereto the Company shall as expeditiously as possible:

(i) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, at the Company’s expense, furnish to the Investor copies of all such documents, other than documents that are incorporated by reference, proposed to be filed and such other documents reasonably requested by the Investor, which documents shall be subject to the review and comment of the counsel to the Investor;

(ii) notify the Investor of the effectiveness of each Registration Statement and prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period ending on the date on which all Registrable Securities have been sold under such Registration Statement or have otherwise ceased to be Registrable Securities, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii) furnish to the Investor, and the managing underwriters, without charge, such number of copies of the applicable Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus, final Prospectus, and any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act)), all exhibits and other documents filed therewith and such other documents as such seller or such managing underwriters may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such seller, and upon request, a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other Governmental Entity relating to such offer;

(iv) use its commercially reasonable efforts (x) to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests, (y) to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and (z) to do any and all other acts and things which may be reasonably necessary or advisable to enable the Investor to consummate the disposition in such jurisdictions of the Registrable Securities owned by it (provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

(v) notify the Investor and its counsel and the managing underwriters: (x) at any time when a Prospectus relating to the applicable Registration Statement is required to be delivered under the Securities Act, (A) upon discovery that, or upon the happening of any event as a result of which, such Registration Statement, or the Prospectus or Free Writing Prospectus relating to such Registration Statement, or any document incorporated or deemed to be incorporated therein by reference contains an untrue statement of a material fact or omits any fact necessary to make the statements in the Registration Statement or the Prospectus or Free Writing Prospectus relating thereto not misleading or otherwise requires the making of any changes in such Registration Statement, Prospectus, Free Writing Prospectus or document, and, at the request of the Investor, the Company shall promptly prepare a supplement or amendment to such Prospectus or Free Writing Prospectus, furnish a reasonable number of copies of such supplement or amendment to the Investor its counsel and the managing underwriters and file such supplement or amendment with the SEC so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus or Free Writing Prospectus as so amended or supplemented shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, (B) as soon as the Company becomes aware of any comments or inquiries by the SEC or any requests by the SEC or any Federal or state Governmental Entity for amendments or supplements to a Registration Statement or related Prospectus or Free Writing Prospectus covering Registrable Securities or for additional information relating thereto, (C) as soon as the Company becomes aware of the issuance or threatened issuance by the SEC of any stop order suspending or threatening to suspend the effectiveness of a Registration Statement covering the Registrable Securities or (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Security for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; (y) when each Registration Statement or any amendment thereto has been filed with the SEC and when each Registration Statement or the related Prospectus or Free Writing Prospectus or any Prospectus supplement or any post-effective amendment thereto has become effective; and (z) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement contemplated by Section 3(e)(viii) below relating to any applicable offering cease to be true and correct.

(vi) use its best efforts to cause all such Registrable Securities (x) to be listed on the NYSE (or such other national securities exchange on which shares of the Common Stock are then listed), (y) if the Common Stock is not then listed on the NYSE, to, as promptly as practicable, and in no event later than the date that is six months following the Effective Date, be listed on the NYSE or another national securities exchange, and (z) to be registered with or approved by such other Governmental Entities or authorities as may be necessary to enable the Investor to consummate the disposition of the Registrable Securities;

(vii) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities from and after the effective date of the applicable Registration Statement;

(viii) enter into and perform under such customary agreements (including underwriting agreements in customary form, including customary representations and warranties and provisions with respect to indemnification and contribution) and take all such other actions as the Investor or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split, a combination of shares, or other recapitalization) and provide reasonable cooperation, including causing appropriate officers to attend and participate in “road shows” and analyst or investor presentations and such other selling or other informational meetings organized by the underwriters, if any, to the extent reasonably requested by the lead or managing underwriters, with all out-of-pocket costs and expenses incurred by the Company or such officers in connection with such attendance and participation to be paid by the Company;

(ix) for a reasonable period prior to the filing of any Registration Statement or the commencement of marketing efforts for a Shelf Takedown, as applicable, pursuant to this Agreement, make available for inspection and copying by the Investor and its counsel, any underwriter participating in any disposition pursuant to such Registration Statement or Shelf Takedown, as applicable, and any other attorney, accountant or other agent retained by the Investor or underwriter, all financial and other records and pertinent corporate documents of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information and participate in any due diligence sessions reasonably requested by the Investor, underwriter, attorney, accountant or agent in connection with such Registration Statement or Shelf Takedown, as applicable, provided that recipients of such financial and other records and pertinent corporate documents agree in writing to keep the confidentiality thereof pursuant to a written agreement reasonably acceptable to the Company and the applicable underwriter (which shall contain customary exceptions thereto);

(x) permit the Investor and its counsel, any underwriter participating in any disposition pursuant to a Registration Statement, and any other attorney, accountant or other agent retained by the Investor or underwriter, to participate (including, but not limited to, reviewing, commenting on and attending all meetings) in the preparation of such Registration Statement and any Prospectus supplements relating to a Shelf Takedown, if applicable;

(xi) in the event of the issuance or threatened issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any security included in such Registration Statement for sale in any jurisdiction, the Company shall use its commercially reasonable efforts promptly to (x) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of such order and (y) obtain the withdrawal of any order suspending or preventing the use of any related Prospectus or Free Writing Prospectus or suspending qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction at the earliest practicable date;

(xii) obtain and furnish to the Investor a signed counterpart of (w) a customary cold comfort and bring down letter from the Company’s independent public accountants, (x) a customary legal opinion of counsel to the Company addressed to the relevant underwriters and/or the Investor, in each case in customary form and covering such matters of the type customarily covered by such letters as the managing underwriters and/or the Investor reasonably request, (y) a negative assurances letter of counsel to the Company in customary form and covering such matters of the type customarily covered by such letters as the managing underwriters and/or the Investor, and (z) customary certificates executed by authorized officers of the Company as may be requested by the Investor or any underwriter of such Registrable Securities included in such Shelf Takedown;

(xiii) with respect to each Free Writing Prospectus or other materials to be included in the Disclosure Package, ensure that no Registrable Securities be sold “by means of” (as defined in Rule 159A(b) promulgated under the Securities Act) such Free Writing Prospectus or other materials without the prior written consent of the Investor, which Free Writing Prospectuses or other materials shall be subject to the review of its counsel;

(xiv) provide or maintain a CUSIP number for the Registrable Securities prior to the effective date of the first Registration Statement including Registrable Securities;

(xv) promptly notify in writing the Investor, the sales or placement agent, if any, therefor and the managing underwriters of the securities being sold, (x) when such Registration Statement or related Prospectus or Free Writing Prospectus or any Prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to any such Registration Statement or any post-effective amendment, when the same has become effective and (y) of any written comments by the SEC and by the blue sky or securities commissioner or regulator of any state with respect thereto;

(xvi) (v) prepare and file with the SEC such amendments and supplements to each Registration Statement as (A) reasonably requested by the Investor (to the extent such request related to information relating to it) or (B) may be necessary to comply with the provisions of the Securities Act, including post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder, and if applicable, file any Registration Statements pursuant to Rule 462(b) promulgated under the Securities Act; (w) cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (x) comply with the provisions of the Securities Act and the Exchange Act and any applicable securities exchange or other recognized trading market with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented; (y) provide additional information related to each Registration Statement as requested by, and obtain any required approval necessary from, the SEC or any Federal or state Governmental Entity; and (z) respond promptly to any comments received from the SEC and request acceleration of effectiveness promptly after it learns that the SEC will not review the Registration Statement or after it has satisfied comments received from the SEC;

(xvii) cooperate with the Investor and each underwriter participating in the disposition of such Registrable Securities and underwriters’ counsel in connection with any filings required to be made with FINRA, including using commercially reasonable efforts to obtain FINRA’s pre-clearance and pre-approval of the Registration Statement and applicable Prospectus upon filing with the SEC;

(xviii) within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any offering covered thereby);

(xix) if requested by the Investor or the managing underwriters, promptly include in a Prospectus supplement or amendment such information as the Investor or managing underwriters may reasonably request, including in order to permit the intended method of distribution of such securities, and make all required filings of such Prospectus supplement or such amendment as soon as reasonably practicable after the Company has received such request;

(xx) in the case of certificated Registrable Securities, cooperate with the Investor and the managing underwriters to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from the Investor that the Registrable Securities represented by the certificates so delivered by the Investor will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the Investor or managing underwriters may reasonably request at least two Business Days prior to any sale of Registrable Securities; and

(xxi) use its commercially reasonable efforts to take all other actions necessary to effect the registration and sale of the Registrable Securities contemplated hereby.

(f) Registration Expenses. All Registration Expenses shall be borne by the Company. For the avoidance of doubt, subject to the proviso in Section 3(b)(ii), all Registration Expenses in connection with any registration initiated as a Demand Registration shall be borne by the Company regardless of whether or not such registration has become effective and whether or not such registration has counted as one of the permitted Long-Form Registrations pursuant to Section 3(b). All Selling Expenses relating to Registrable Securities registered shall be borne by the Investor.

(g) Indemnification and Contribution.

(i) Indemnification by the Company. The Company agrees to indemnify and hold harmless the Investor and its Affiliates, directors, officers, employees, members, managers and agents and each Person who controls the Investor within the meaning of either the Securities Act or the Exchange Act, to the fullest extent permitted by applicable law, from and against any losses, claims, expenses, damages and liabilities or whatever kind (including legal or other expenses reasonably incurred in connection with investigating, preparing or defending same and the cost of enforcing any right to indemnification hereunder) (collectively, “Losses”) to which they or any of them may become subject insofar as such Losses (or actions in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or the Disclosure Package, or any preliminary, final or summary Prospectus or Free Writing Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (y) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other federal law, any state or foreign securities law, or any rule or regulation promulgated under of the foregoing laws, relating to the offer or sale of the Registrable Securities, and in any such case, the Company agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating, preparing or defending any such Loss, claim, damage, liability, action or investigation (whether or not the indemnified party is a party to any proceeding); provided, however, that the Company will not be liable in any case to the extent that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to the Investor furnished to the Company by or on behalf of the Investor specifically for inclusion therein, including any notice and questionnaire. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(ii) Indemnification by the Investor. The Investor agrees to indemnify and hold harmless the Company and each of its Affiliates, directors, employees, members, managers and agents and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the fullest extent permitted by applicable law, from and against any and all Losses to which they or any of them may become subject insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or in the Disclosure Package or any Investor Free Writing Prospectus, preliminary, final or summary Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that any such untrue statement or alleged untrue statement or omission or alleged omission is contained in any written information relating to the Investor furnished to the Company by or on behalf the Investor specifically for inclusion therein; provided, however, that the total amount to be indemnified by the Investor pursuant to this Section 3(h)(ii) shall be limited to the net proceeds (after deducting underwriters’ discounts and commissions) received by such the Investor in the offering to which such Registration Statement or Prospectus relates;

provided further that the Investor shall not be liable in any case to the extent that prior to the filing of any such Registration Statement or Disclosure Package, or any amendment thereof or supplement thereto, it has furnished in writing to the Company, information expressly for use in, and within a reasonable period of time prior to the effectiveness of such Registration Statement or Disclosure Package, or any amendment thereof or supplement thereto which corrected or made not misleading information previously provided to the Company. This indemnity agreement will be in addition to any liability which the Investor may otherwise have.

(iii) Notification. If any Person shall be entitled to indemnification under this Section 3(h) (each, an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party required to provide indemnification (each, an “Indemnifying Party”) of any claim or of the commencement of any proceeding as to which indemnity is sought. The Indemnifying Party shall have the right, exercisable by giving written notice to the Indemnified Party as promptly as reasonably practicable after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or litigation, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this Section 3(h)(iii)) be liable to such Indemnified Party hereunder for any legal expenses and other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or litigation, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the Indemnifying Party shall have failed within a reasonable period of time to assume such defense and the Indemnified Party is or would reasonably be expected to be materially prejudiced by such delay. The failure of any Indemnified Party to give notice as provided herein shall relieve an Indemnifying Party of its obligations under this Section 3(h) only to the extent that the failure to give such notice is materially prejudicial or harmful to such Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The indemnity agreements contained in this Section 3(h) shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this Section 3(h) shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim.

(iv) Contribution. If the indemnification provided for in this Section 3(h) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any Losses or action referred to therein, then, subject to the limitations contained in this Section 3(h), the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the actions, statements or omissions that resulted in such Losses or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by such Indemnifying Party or such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 3(h)(iv) was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence of this Section 3(h)(iv). Notwithstanding the foregoing, the amount the Investor will be obligated to contribute pursuant to this Section 3(h)(iv) will be limited to an amount equal to the net proceeds received by the Investor in respect of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(h) Rule 144. With a view to making available to the Investor the benefits of Rule 144 promulgated under the Securities Act, the Company covenants that it will (x) make available information necessary to comply with Rule 144, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, and (y) take such further action as the Investor may reasonably request, all to the extent required from time to time to enable it to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rule may be amended from time to time. Upon the reasonable request of the Investor, the Company will deliver to it a written statement as to whether it has complied with such information requirements, and, if not, the specific reasons for non-compliance.

Section 4. Preemptive Rights.

(a) For the purposes of this Section 4, “Excluded Issuance” shall mean (i) the issuance of shares of any Equity Securities (including upon exercise of options) to directors, officers, employees, consultants or other agents of the Company as approved by the Board in connection with their employment or performance of services, (ii) the issuance of any Equity Securities in connection with any “business combination” (as defined in the rules and regulations promulgated by the SEC) or otherwise in connection with bona fide acquisitions of securities or substantially all of the assets of another Person, business unit, division or business, in each case, to the sellers in such transaction as consideration thereof, (iii) the issuance of any securities pursuant to the conversion, redemption or exchange of Preferred Stock issued to the Investor and (iv) the issuance of any shares of a subsidiary of the Company to the Company or a wholly owned subsidiary of the Company.

(b) For so long as the Investor Amount is at least 50%, if the Company proposes to issue Equity Securities of any kind, other than in an Excluded Issuance, then the Company shall:

(i) give written notice to the Investor no less than five (5) Business Days prior to the closing of such issuance or, if the Company reasonably expects such issuance to be completed in less than five (5) Business Days, such shorter period (which shall be as given as promptly as commercially practicable but in any event not less than three (3) Business Days prior to such closing), setting forth in reasonable detail (A) the designation and all of the material terms and provisions of the securities proposed to be issued (the “Proposed Securities”), including, to the extent applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof and interest rate and maturity, (B) the price and other terms of the proposed sale of such securities and (C) the amount of such securities proposed to be issued; provided that, following the delivery of such notice, the Company shall deliver to the Investor any such information the Investor may reasonably request in order to evaluate the proposed issuance, except that, in connection with a public offering, the Company shall not be required to deliver any information that has not been or will not be provided or otherwise made available to the proposed purchasers of the Proposed Securities; and

(ii) offer to issue and sell to the Investor, on such terms as the Proposed Securities are issued and upon full payment by the Investor, a portion of the Proposed Securities equal to a percentage determined by dividing: (x) the number of shares of Common Stock beneficially owned, on an as-converted basis, by the Investor, by (y) the total number of shares of Common Stock outstanding immediately prior to the issuance of the Proposed Securities, on an as-converted basis.

(c) The Investor will have the option exercisable by written notice to the Company, to accept the Company’s offer and commit to purchase any or all of the Equity Securities offered to be sold, which notice must be given on or prior to the Business Day immediately prior to the date of the closing of the issuance of such Equity Securities (or, if notice of all such terms has not been given prior to the Business Day immediately prior to the such closing date, at any time prior to such closing date) (the failure of the Investor to respond within such time period shall be deemed a waiver of its rights under this Section 4 with respect to the applicable issuance of Equity Securities). Such notice to the Company shall constitute a binding commitment by the Investor to purchase the amount of Equity Securities so specified at the price and other terms set forth in the Company’s notice to the Investor. The closing of the exercise of such subscription right shall take place simultaneously with the closing of the sale of the Proposed Securities giving rise to such subscription right; provided, however, that the closing of any purchase by the Investor may be extended beyond the closing of the sale of the Proposed Securities giving rise to such preemptive right to the extent necessary to (i) obtain required approvals from any Governmental Entity or (ii) permit the Investor to receive proceeds from calling capital pursuant to commitments made by its (or its Affiliated investment funds’) limited partners. Upon the expiration of the offering period described above, the Company will be free to sell such Proposed Securities that the Investor has not elected to purchase during the 120 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Investor in the notice delivered in accordance with this Section 4. Any Proposed Securities offered or sold by the Company after such 120-day period must be reoffered to issue or sell to the Investor pursuant to this Section 4.

(d) The election by the Investor not to exercise its subscription rights under this Section 4 in any one instance shall not affect its right as to any subsequent proposed issuance.

(e) If the proposed issuance by the Company of securities which gave rise to the exercise by the Investor of its preemptive rights pursuant to this Section 4 shall be terminated or abandoned by the Company without the issuance of any securities, then the purchase rights of the Investor pursuant to this Section 4 shall also terminate as to such proposed issuance by the Company (but not any subsequent or future issuance), and any funds in respect thereof paid to the Company by the Investor in respect thereof shall be refunded in full.

(f) In the case of an issuance subject to this Section 4 for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair market value thereof as reasonably determined in good faith by the Board.

Section 5. Transfer Restrictions.

(a) During the period commencing on the Effective Date and continuing until the calendar date that is one year following the Effective Date, the Investor shall not Transfer any Preferred Stock or any securities into which Preferred Stock is convertible into, redeemable for or exchangeable for Preferred Stock, including Common Stock, whether now owned or hereinafter acquired, owned directly by the Investor or with respect to which the Investor has beneficial ownership within the rules and regulations of the SEC (collectively, the “Restricted Shares”), except in the event the Company otherwise agrees by written consent or pursuant to a Transfer permitted by Section 5(b). Following the expiration of the one-year period referenced in the preceding sentence, and notwithstanding the provisions of Section 5(b), the Investor may not Transfer any Preferred Stock or any securities into which Preferred Stock is convertible into, redeemable for or exchangeable for Preferred Stock, including Common Stock, to (i) any Competitor or (ii) any Person that would, to the Investor’s knowledge, hold 25% or more of the Common Stock (on an as-converted basis) as a result of such transfer.

(b) Notwithstanding anything to the contrary set forth in this Section 5, the Investor may Transfer Restricted Shares (i) as a bona fide gift; (ii) to any trust or entity wholly owned by one or more trusts for the direct or indirect benefit of (A) the Investor or its stockholders, partners, members or beneficiaries or (B) of any individual related to the stockholders, partners, members or beneficiaries of the Investor, by blood, marriage or adoption and not more remote than first cousin; (iii) to any wholly-owned subsidiary of the Investor, or to the Affiliates, stockholders, partners, members or beneficiaries of the Investor; or (iv) pursuant to any take-over bid, offer, acquisition, sale or merger involving the Company involving all or substantially all of the Common Stock; provided that in each case such distributees or transferees agree to be bound by the terms and restrictions set forth in this Agreement.

(c) In connection with any Shelf Takedown, the Company shall not effect any public sale or distribution of its Equity Securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-8 or Form S-4 under the Securities Act), and shall cause its officers and directors not to Transfer any Equity Securities, except in the event the underwriters managing the Demand Registration or Shelf Takedown consent to such shorter period, during the seven days prior to and the 90-day period beginning on the date of pricing of such Demand Registration or Shelf Takedown or such other period provided in the underwriting, placement or similar agreement executed in connection with such Demand Registration or Shelf Takedown.

Section 6. Additional Agreements.

(a) For so long as the Investor Amount is at least 50%, the Company shall not adopt any plan of liquidation, dissolution or winding up of the Company or file any voluntary petition for bankruptcy, receivership or similar proceedings unless holders of at least a majority the outstanding Preferred Stock, voting together as a single class, consent thereto.

(b) The Company agrees to use its reasonable best efforts to hold a special meeting of the Company’s stockholders to approve (i) the conversion of the Series B Preferred Stock into Series A Perpetual Convertible Preferred Stock or (ii) the issuance of additional shares of Series A Perpetual Convertible Preferred Stock pursuant to the Certificate of Designations, Preferences and Rights of such series, as applicable, within 120 days following the Effective Date and the proxy statement related to such special meeting will include the Board’s recommendation that the stockholders of the Company vote in favor of such proposal. If the stockholders of the Company do not approve such conversion, the Company will use its reasonable best efforts to obtain stockholder approval at the next annual meeting of stockholders and each subsequent annual meeting thereafter.

(c) At all times while the Investor Amount is greater than 10%, without the prior approval of the Company, or as otherwise expressly permitted by this Agreement, the Investor shall not, directly or indirectly, and shall cause its Affiliates not to acquire, offer to acquire, agree to acquire or make a public proposal to acquire, by purchase or otherwise, any Equity Securities of the Company or any of its subsidiaries, any securities convertible into or exchangeable for any Equity Securities of the Company, or any right to vote or to direct the voting of any Equity Securities of the Company; provided that the restrictions in this clause (i) shall not apply to (x) purchases or acquisitions permitted by Section 5(b), (y) acquisitions of Equity Securities of the Company issued in connection with stock dividends, stock splits, recapitalizations or similar transactions (including any Equity Securities issued as a dividend, coupon or other distribution on shares of the Preferred Stock) and (z) issuances by the Company of Equity Securities of the Company or options, warrants or other rights to acquire Equity Securities of the Company (or the exercise thereof) to any Director, as compensation for his or her membership on the Board.

Section 7. Definitions.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Agreement” has the meaning set forth in the preamble.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“Beneficially Own” has the meaning ascribed to it in Section 13(d) of the Securities Exchange Act of 1934, as amended.

“Board” means the board of directors of the Company.

“Board Observer” has the meaning set forth in Section 1(b).

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks in New York, New York are authorized or required by applicable law to close.

“Bylaws” means the Company’s Bylaws, as in effect on the date hereof, as the same may be amended from time to time.

“Certificate of Incorporation” means the Company’s Certificate of Incorporation, as in effect on the date hereof, as the same may be amended from time to time.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” has the meaning set forth in the preamble.

“Competitor” means any Person engaged primarily in the business of designing and manufacturing wheels for sale to automobile and light truck original equipment manufacturers.

“control” (including the terms “controlling,” “controlled by” and “under common control with”) means, unless otherwise noted, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract, or otherwise.

“Demand Registration” has the meaning specified in Section 3(b)(i).

“Demand Registration Notice” has the meaning specified in Section 3(b)(i).

“Demand Shelf Takedown Notice” has the meaning specified in Section 3(a)(iii).

“Disclosure Package” means, with respect to any offering of securities, (i) the preliminary Prospectus, (ii) the price to the public and the number of securities included in the offering; (iii) each Free Writing Prospectus and (iv) all other information that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale).

“Director” means a member of the Board until such individual’s death, disability, disqualification, resignation, or removal.

“Effective Date” has the meaning set forth in the preamble.

“Equity Security” means (a) any Common Stock, preferred stock or other Voting Stock, (b) any securities of the Company convertible into or exchangeable for Common Stock, preferred stock or other Voting Stock or (c) any options, rights or warrants (or any similar securities) issued by the Company to acquire Common Stock, preferred stock or other Voting Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“FINRA” means the Financial Industry Regulatory Authority.

“Form S-1 Shelf” has the meaning specified in Section 3(a)(i).

“Form S-3 Shelf” has the meaning specified in Section 3(a)(i).

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Governmental Entity” means any federal, state, provincial, local or foreign governmental, administrative or regulatory (including any stock exchange) authority, agency, court, instrumentality, binding arbitration body, commission or other entity or self-regulatory organization.

“Indemnified Party” has the meaning specified in Section 3(g)(iii).

“Indemnifying Party” has the meaning specified in Section 3(g)(iii).

“Investment Agreement” has the meaning specified in the Recitals.

“Investor” has the meaning set forth in the preamble.

“Investor Amount” means: (i) while the Preferred Stock is outstanding, the percentage of shares of the outstanding Preferred Stock issued on the Effective Date held by the Investor and its Affiliates, which shall include any other equity securities of the Company issued to the Investor upon the exchange, redemption or conversion of its shares of Preferred Stock, counted as if such shares of other equity securities were shares of Preferred Stock calculated based on the exchange, redemption or conversion rate, as applicable; and (ii) if no Preferred Stock is outstanding, the percentage of shares of Common Stock held by the Investor and its Affiliates.

“Investor Director” means an individual elected to the Board that has been nominated by the Investor pursuant to this Agreement.

“Investor Free Writing Prospectus” means each Free Writing Prospectus prepared by or on behalf of the Investor or used or referred to by the Investor in connection with the offering of Registrable Securities.

“Long-Form Registration” has the meaning specified in Section 3(b)(i).

“Losses” has the meaning specified in Section 3(g)(i).

“NYSE” means the New York Stock Exchange.

“Nominee” has the meaning set forth in Section 1(a)(i).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a Governmental Entity or any department, agency or political subdivision thereof.

“Piggyback Registration” has the meaning specified in Section 3(c).

“Piggyback Takedown” has the meaning specified in Section 3(c).

“Preferred Stock” has the meaning specified in the Recitals.

“Proposed Securities” has the meaning specified in Section 4(b)(i).

“Prospectus” means the prospectus used in connection with a Registration Statement.

“Registrable Securities” means at any time any shares of Preferred Stock, Common Stock, or any other securities of the Company for which Preferred Stock may be converted, redeemed or exchanged, held or beneficially owned the Investor or its transferees in accordance with Section 8; provided, however, that as to any Registrable Securities, such securities shall cease to constitute Registrable Securities upon the earliest to occur of: (x) the date on which such securities are disposed of pursuant to an effective registration statement under the Securities Act; (y) the date on which such securities are disposed of pursuant to Rule 144 (or any successor provision) promulgated under the Securities Act; and (z) the date on which such securities cease to be outstanding.

“Registration Expenses” means all expenses (other than underwriting discounts and commissions) arising from or incident to the registration of Registrable Securities in compliance with this Agreement, including:

(i) stock exchange, SEC, FINRA and other registration and filing fees,

(ii) all fees and expenses incurred in connection with complying with any securities or blue sky laws (including fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities),

(iii) all printing, messenger and delivery expenses,

(iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including any expenses arising from any special audits or “comfort letters” required in connection with or incident to any sale of Registrable Securities pursuant to a registration),

(v) the fees and expenses incurred in connection with the listing of the Registrable Securities on NASDAQ (or any other national securities exchange),

(vi) the fees and expenses incurred in connection with any “road show” for underwritten offerings, including travel expenses, and

(vii) reasonable and documented out-of-pocket fees, charges and disbursements of counsel to the Investor, including, for the avoidance of doubt, any expenses of counsel Investor in connection with the filing or amendment of any Registration Statement, Prospectus or Free Writing Prospectus hereunder;

provided that in no instance shall Registration Expenses include Selling Expenses.

“Registration Statement” means any registration statement filed hereunder or in connection with a Piggyback Takedown.

“Restricted Shares” has the meaning specified in Section 5(a).

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Selling Expenses” means the underwriting fees, discounts, selling commissions and stock transfer taxes applicable to all Registrable Securities registered by the Investor and legal expenses not included within the definition of Registration Expenses.

“Shelf” has the meaning specified in Section 3(a)(i).

“Shelf Registration” means a registration of securities pursuant to a registration statement filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Shelf Takedown” means either an Underwritten Shelf Takedown or a Piggyback Takedown.

“Short-Form Registration” has the meaning specified in Section 3(b)(i).

“Subsequent Shelf Registration” has the meaning specified in Section 3(a)(ii).

“Transfer” means any sale, transfer, assignment or other disposition of (whether with or without consideration and whether voluntary or involuntary or by operation of law) of Common Stock.

“Underwritten Shelf Takedown” has the meaning specified in Section 3(a)(iii).

“Voting Stock” means any securities of the Company having the right to vote generally in any election of Directors.

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act and which (i) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (ii) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 or Form F-3 under the Securities Act.

Section 8. Assignment; Benefit of Parties; Transfer. The rights of the Investor hereunder may be transferred, assigned, or otherwise conveyed on a pro rata basis in connection with any transfer, assignment, or other conveyance of Registrable Securities to any transferee or assignee (other than a transfer pursuant to a registration statement or under Rule 144 promulgated under the Securities Act); provided that all of the following additional conditions are satisfied with respect to any transfer, assignment or conveyance of rights hereunder: (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become subject to the terms of this Agreement by executing a joinder or similar document; and (c) the Company is given written notice by such Person of such transfer or assignment, stating the name and address of the transferee or assignee, identifying the Registrable Securities with respect to which such rights are being transferred or assigned. Any transfer, assignment or other conveyance of the rights of the Investor in breach of this Agreement shall be void and of no effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, legal representatives and assignees for the uses and purposes set forth and referred to herein. Nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

Section 9. Remedies. The Company and the Investor shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to other rights and remedies hereunder, the Company and the Investor shall be entitled to specific performance and/or injunctive or other equitable relief (without posting a bond or other security) from any court of law or equity of competent jurisdiction in order to enforce or prevent any violation of the provisions of this Agreement.

Section 10. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid, return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the Company and the Investor at the addresses set forth below. Notices shall be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.

If, to the Company, to:

Superior Industries International, Inc.

26600 Telegraph Road, Suite 400

Southfield, Michigan 48033

Telephone: (248) 234-7042

Facsimile: (248) 352-6989

Email: kshiba@supind.com

Attention: Kerry A. Shiba

With a copy to (which copy alone shall not constitute notice):

Winston & Strawn LLP

35 W. Wacker Drive

Chicago, IL 60601-9703

Telephone: (312) 558-5723

Facsimile: (312) 558-5700

Email: btoth@winston.com

Attention: Bruce A. Toth, Esq.

If, to the Investor, to:

TPG Growth III Sidewall, L.P.

301 Commerce Street

Suite 3300

Fort Worth, TX 76102

Facsimile:	(817) 871-4001
Email:	officeofgeneralcounsel@tpg.com
mrobilotti@tpg.com
Attention:	Office of General Counsel
c/o Mark Robilotti

Section 11. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

Section 12. No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or give to, any person or entity other than the parties hereto and their respective successors and assigns any remedy or claim under or by reason of this Agreement or any terms, covenants or conditions hereof, and all of the terms, covenants, conditions, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

Section 13. Further Assurances. Each of the parties hereby agrees that it will hereafter execute and deliver any further document, agreement, instruments of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof.

Section 14. Counterparts. This Agreement may be executed in one or more counterparts, and may be delivered by means of facsimile or electronic transmission in portable document format, each of which shall be deemed to be an original and shall be binding upon the party who executed the same, but all of such counterparts shall constitute the same agreement.

Section 15. Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

Section 16. Mutual Waiver of Jury Trial. The parties hereto hereby irrevocably waive any and all rights to trial by jury in any legal proceeding arising out of or related to this Agreement. Any action or proceeding whatsoever between the parties hereto relating to this Agreement shall be tried in a court of competent jurisdiction by a judge sitting without a jury.

Section 17. Complete Agreement; Inconsistent Agreements. This Agreement represents the complete agreement between the parties hereto as to all matters covered hereby, and supersedes any prior agreements or understandings between the parties.

Section 18. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 19. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Investor unless such modification is approved in writing by the Company and the Investor. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 20. Termination. Notwithstanding anything to the contrary contained herein, if the Investor Amount ceases to be equal to or greater than 10%, then this Agreement shall expire and terminate automatically; provided, however, that Sections 1(a)(vii), 1(a)(viii), 3 (for so long as any Registrable Securities remain), 5(c), 7, 8, 9, 10, 11, 12, 13, 15, 16, 17, 18 and 19 shall survive the termination of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

Company:

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

By:	/s/ Kerry A. Shiba
	Name:	Kerry A. Shiba
	Title:	Chief Financial Officer and Executive Vice President

Investor:

TPG GROWTH III SIDEWALL, L.P.

By:	TPG Growth GenPar III, L.P.
its general partner

By:	TPG Growth GenPar III Advisors, LLC
its general partner

By:	/s/ Michael LaGatta
	Name:	Michael LaGatta
	Title:	Vice President